Exhibit 10.4

TRANSATLANTIC HOLDINGS, INC.
PARTNERS PLAN
PERFORMANCE RSU AWARD AGREEMENT

This award agreement (this “Award Agreement”) sets forth the terms and conditions of an award (this “Award”) of performance-based restricted stock units (“Performance RSUs”) awarded to you pursuant to the Transatlantic Holdings, Inc. Partners Plan (the “Partners Plan”) and issued to you under the Transatlantic Holdings, Inc. Amended and Restated 2003 Stock Incentive Plan (the “SIP”).

          1. The SIP. This Award is issued under the SIP, the terms of which are incorporated in this Award Agreement. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement, or in the attached Glossary of Terms, have the meanings as used or defined in the SIP.

          2.          Award.

          (a)        Award of Performance RSUs. The number of Performance RSUs initially subject to this Award, the Date of Grant and the Performance Period are set forth at the end of this Award Agreement. At the end of the Performance Period, the Committee will determine and certify in writing the number of Performance RSUs earned under this Award in accordance with the terms of the Partners Plan and will advise you of the number (such earned Performance RSUs, the “Earned RSUs”). The number of Earned RSUs may range from 0% to 150% of the Performance RSUs initially subject to this Award.

          (b)        Status of Earned RSUs. Each Earned RSU constitutes an unfunded and unsecured promise of Transatlantic Holdings, Inc. (“TRH” or the “Company”) to deliver (or cause to be delivered) to you, subject to the terms of this Award Agreement, one share of Common Stock (the “Share” or the “Shares” as the context requires) on the Scheduled Vesting Date as provided herein. Until such delivery, you have only the rights of a general unsecured creditor and no rights as a shareholder, of TRH. THIS AWARD IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PARTNERS PLAN, THE SIP AND THIS AWARD AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE ARBITRATION AND CHOICE OF FORUM PROVISIONS SET FORTH IN PARAGRAPH 15.

          3.          Vesting and Delivery.

          (a)        Vesting. Except as provided in this Paragraph 3 and in Paragraphs 4 and 6, you shall become vested in the Earned RSUs, and the Shares underlying the Earned RSUs shall be delivered, in two equal installments promptly after the fourth and sixth anniversaries of the first day of the Performance Period for this Award (each, a “Scheduled Vesting Date” for this Award). Unless the Committee determines otherwise, and except as provided in Paragraph 6, if your Employment terminates for any reason prior to a Scheduled Vesting Date, your rights in respect of all of your unvested Performance RSUs shall be forfeited and terminate, and no Shares shall be delivered in respect of such Performance RSUs.

          (b)        Delivery. Except as provided in this Paragraph 3 and in Paragraphs 4, 6, 8 and 9, the Shares underlying the vested Earned RSUs shall be delivered on the respective Scheduled Vesting Date. You shall be deemed the beneficial owner of the Shares at the close of business on the Scheduled Vesting Date and shall be entitled to any dividend or distribution that has not already been made with respect to such Shares if the record date for such dividend or distribution is after the close of business on the Scheduled Vesting Date.

          (c)        Death. Notwithstanding any other provision of this Award Agreement, if you die:

(i)

during the Performance Period, and provided your rights in respect of your Performance RSUs have not yet terminated, (A) the Earned RSUs in respect of your Performance RSUs will be determined on a pro-rata basis (based upon the number of whole or partial months you were employed during the Performance Period relative to 24) and the performance of the Company during the entire Performance Period and (B) when the Earned RSUs have been determined, the Shares corresponding to such Earned RSUs shall be delivered to the representative of your estate as soon as practicable after the date of such determination and after such documentation as may be requested by the Committee is provided to the Committee; or

(ii)

at any time prior to a Scheduled Vesting Date but after completion of the Performance Period, and provided your rights in respect of your Earned RSUs have not yet terminated, the Shares corresponding to your outstanding Earned RSUs shall be delivered to the representative of your estate as soon as practicable after the date of death and after such documentation as may be requested by the Committee is provided to the Committee.

           4.        Termination of Performance RSUs and Earned RSUs; Non-Delivery of Shares.

          (a)        Termination on Separation from Service. Except as provided in Paragraphs 3(c) and 6, if your Employment with the Company terminates for any reason or you are otherwise no longer actively employed by the Company:

(i)

during the Performance Period, your rights in respect of your outstanding Performance RSUs shall immediately terminate, there will be no Earned RSUs with respect thereto and no Shares shall be delivered in respect thereof; or

(ii)

at any time prior to a Scheduled Vesting Date but after the completion of the Performance Period, unless the Committee determines otherwise, your rights in respect of your outstanding unvested Earned RSUs shall immediately terminate, and no Shares shall be delivered in respect of such unvested Earned RSUs.

           (b)       Termination on Other Events. Except as provided in Paragraph 6, your rights in respect of all of your Performance RSUs or Earned RSUs (whether or not vested) shall immediately terminate, and no Shares shall be delivered in respect of Performance RSUs or Earned RSUs, if at any time prior to the Scheduled Vesting Date:

(i)	you attempt to have any dispute under this Award Agreement, the Partners Plan or the SIP resolved in any manner that is not provided for by Paragraph 15; or

(ii)	any event that constitutes Cause has occurred; or

(iii)

you in any manner, directly or indirectly, (A) Solicit any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Company or (B) interfere with or damage (or attempt to interfere with or damage) any relationship between the Company and any such Client or (C) Solicit any person who is an employee of the Company to resign from the Company or to apply for or accept employment with any Competitive Enterprise; or

(iv)

you fail to certify to TRH, in accordance with procedures established by the Committee, with respect to a Scheduled Vesting Date that you have complied, or the Committee determines that you have failed as of a Scheduled Vesting Date to comply, with all of the terms and conditions of this Award Agreement. By accepting the delivery of Shares under this Award Agreement, you shall be deemed to have represented and certified at such time that you have complied with all the terms and conditions of this Award Agreement.

           (c)       Termination on Failure to Certify. Unless the Committee determines otherwise, if a Scheduled Vesting Date in respect of any of your outstanding Earned RSUs occurs, and Shares with respect to such outstanding Earned RSUs would be deliverable under the terms and conditions of this Award Agreement, except that you have not complied with the conditions or your obligations under Paragraph 4(b)(iv), all of your rights with respect to your outstanding Earned RSUs shall terminate no later than the Scheduled Vesting Date for such Shares.

            5.        Repayment. If, following the delivery of Shares, the Committee determines that all terms and conditions of this Award Agreement in respect of such delivery were not satisfied, the Company shall be entitled to receive, and you shall be obligated to pay the Company immediately upon demand therefore, the Fair Market Value of the Shares (determined as of the Scheduled Vesting Date) delivered with respect to the Scheduled Vesting Date, without reduction for any Shares applied to satisfy withholding tax or other obligations in respect of such Shares.

          6.          Disability and Retirement.

          (a)        During the Performance Period. Notwithstanding any other provision of this Award Agreement, but subject to Paragraph 6(c), if your employment with the Company is terminated by reason of Disability or Retirement during the Performance Period, (i) the Earned RSUs in respect of your Performance RSUs will be determined on a pro-rata basis (based upon the number of whole or partial months you were employed during the Performance Period relative to 24) and the performance of the Company during the entire Performance Period and (ii)when the Earned RSUs have been determined in accordance with Paragraph 6(a)(i) and Paragraph 2(b), the condition set forth in Paragraph 4(a) shall be waived with respect to any such Earned RSUs (as a result of which any such Earned RSUs shall vest and shares corresponding to the Earned RSUs shall be delivered to you as soon as practicable after the date of termination and after such documentation as may be requested by the Committee is provided to the Committee), but all other conditions of this Award Agreement shall continue to apply.

          (b)        After the End of the Performance Period. Notwithstanding any other provision of this Award Agreement, but subject to Paragraph 6(c), if your employment with the Company is terminated by reason of Disability or Retirement after the completion of the Performance Period, the condition set forth in Paragraph 4(a) shall be waived with respect to your then outstanding unvested Earned RSUs (as a result of which any such then unvested outstanding Earned RSUs shall vest and shares corresponding to the Earned RSUs shall be delivered to you as soon as practicable after the date of termination and after such documentation as may be requested by the Committee is provided to the Committee), but all other conditions of this Award Agreement shall continue to apply.

          (c)        Termination of Rights Following Disability or Retirement. Without limiting the application of Paragraph 4(b) or Paragraph 4(c), your rights in respect of any outstanding Earned RSUs that become vested solely by reason of Paragraph 6(a) immediately shall terminate, and no Shares shall be delivered in respect of such outstanding Earned RSUs if, following the termination of your Employment with the Company by reason of Disability or Retirement and prior to the Scheduled Vesting Date, you (i) form, or acquire a 5% or greater equity ownership, voting or profit participation interest in, any Competitive Enterprise or (ii) associate in any capacity (including, but not limited to, association as an officer, employee, partner, director, consultant, agent or advisor) with any Competitive Enterprise.

          7.          Non-transferability. Except as otherwise may be provided by the Committee, the limitations set forth in Section 8L of the Partners Plan shall apply. Any assignment in violation of the provisions of this Paragraph 7 shall be null and void.

          8.          Withholding, Consents and Legends.

          (a)         The delivery of Shares is conditioned on your satisfaction of any applicable withholding taxes (in accordance with Section 3.2 of the SIP).

          (b)         Your rights in respect of your Performance RSUs and Earned RSUs are conditioned on the receipt to the full satisfaction of the Committee of any required consents (as defined in Section 8N of the Partners Plan) that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to deductions from your wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on your behalf to satisfy withholding and other tax obligations in connection with this Award).

          (c)         TRH may affix to Certificates representing Shares issued pursuant to this Award Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under a separate agreement with TRH). TRH may advise the transfer agent to place a stop transfer order against any legend Shares.

          9.          Right of Offset. The Company shall have the right to offset against the obligation to deliver Shares under this Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) you then owe to the Company and any amounts the Committee otherwise deems appropriate.

          10.        No Rights to Continued Employment. Nothing in this Award Agreement, the Partners Plan or the SIP shall be construed as giving you any right to continued Employment by the Company or affect any right that the Company may have to terminate or alter the terms and conditions of your Employment or to be included in any future plans of similar nature.

          11.         Successors and Assigns of TRH. The terms and conditions of this Award Agreement shall be binding upon, and shall inure to the benefit of, TRH and its successor entities (as defined in Section 3.5 of the SIP).

          12.         Committee Discretion. The Committee shall have full discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

          13.         Amendment. The Committee reserves the right at any time and in any manner to amend the terms and conditions set forth in this Award Agreement and the Partners Plan, including in a manner adverse to your rights.

          14.         Adjustment. The Committee shall adjust equitably outstanding and/or earned Performance RSUs to preserve the benefits or potential benefits intended to be made available to Participants for any change in the TRH common stock resulting from a recapitalization, combination or exchange of shares of TRH common stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of TRH. In addition, the Committee shall recompute the BVPS or other Performance Objective in connection with any restatement of TRH’s financial statements.

          15.         Arbitration; Choice of Forum.

          (a)         Any dispute, controversy or claim between the Company and you, arising out of or relating to or concerning the SIP or this Award Agreement, shall be finally settled by arbitration in New York City before, and in accordance with the rules then obtaining of, the New York Stock Exchange, Inc. (the “NYSE”) or, if the NYSE declines to arbitrate the matter (or if the matter otherwise is not arbitrable by it), the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by you must first be submitted to the Committee in accordance with claims procedures determined by the Committee. This Paragraph is subject to the provisions of Paragraphs 15(b) and (c) below.

          (b)         THE COMPANY AND YOU HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THE SIP OR THIS AWARD AGREEMENT THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED ACCORDING TO PARAGRAPH 15(a) OF THIS AWARD AGREEMENT. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. The Company and you acknowledge that the forum designated by this Paragraph 15(b) has a reasonable relation to the SIP, this Award Agreement, and to your relationship with the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Paragraph 15.

          (c)         The agreement by you and the Company as to forum is independent of the law that may be applied in the action, and you and the Company agree to such forum even if the forum may under applicable law choose to apply non-forum law. You and the Company hereby waive, to the fullest extent permitted by applicable law, any objection which you or the Company now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Paragraph 15(b). You and the Company undertake not to commence any action, suit or proceeding arising out of or relating to or concerning this Award Agreement in any forum other than a forum described in this Paragraph 15. You and (subject to the last sentence of Paragraph 15(a)) the Company agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon you and the Company.

          (d)         You irrevocably appoint the Secretary of TRH as your agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Partners Plan or the Award Agreement which is not arbitrated pursuant to the provisions of Paragraph 15(a), who shall promptly advise you of any such service of process.

          (e)         You hereby agree to keep confidential the existence of, and any information concerning any grant made under the Partners Plan and any dispute, controversy or claim relating to the Partners Plan or this Award Agreement, except that you may disclose information concerning such dispute or claim to the arbitrator or court that is considering such dispute or to your legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

          (f)          You recognize and agree that prior to the grant of this Award you have no right to any benefits hereunder. Accordingly, in consideration of the receipt of this Award, you expressly waive any right to contest the amount of this Award, terms of this Award Agreement and the Partners Plan, any determination, action or omission hereunder or under the SIP by the Committee or member of the Board, or any amendment to the Partners Plan or this Award Agreement and you expressly waive any claim related in any way to the Award including any claim based on any promissory estoppel or other theory in connection with this Award and your Employment with the Company.

          16.        Section 409A Payment Delay. Notwithstanding any provision to the contrary herein, to the extent any payment to be made to you in connection with the termination of your Employment would be subject to the additional tax of Section 409A of the Internal Revenue Code (the “Code”), the payment will be delayed until six months after your termination (or earlier death or disability (within the meaning of Section 409A of the Code)).

          17.        Governing Law. THIS AWARD SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          18.        Headings. The headings in this Award Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

          IN WITNESS WHEREOF, TRANSATLANTIC HOLDINGS, INC. has caused this Award Agreement to be duly executed and delivered as of the Date of Grant.

TRANSATLANTIC HOLDINGS, INC.

By:
President

By:
Attest

Recipient:

Number of Performance RSUs:

Max. Earned RSUs
Target Earned RSUs
Threshold Earned RSUs

Performance Period:

Date of Grant:

Receipt
Acknowledged:

Address:

Street

City, State Zip

Social Security No./Local 1.0. No.

Glossary of Terms

Solely for purposes of this award of Performance RSUs, the following terms shall have the meanings set forth below. Capitalized terms not defined in this Glossary of Terms shall have the meanings as used or defined in the applicable Award Agreement or the SIP.

“Cause” means (i) your conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (A) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, or (B) on a felony charge or (C) on an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations; (ii) your engaging in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Securities Exchange Act of 1934); (iii) your failure to perform your duties to the Company; (iv) your violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which TRH or any of its subsidiaries or affiliates is a member; (v) your violation of any Company policy concerning hedging or confidential or proprietary information, or your material violation of any other Company policy as in effect from time to time; (vi) your engaging in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company; or (vii) your engaging in any conduct detrimental to the Company. The determination as to whether “Cause” has occurred shall be made by the Committee in its sole discretion. The Committee shall also have the authority in its sole discretion to waive the consequences under the Partners Plan, SIP or any Award Agreement of the existence or occurrence of any of the events, acts or omissions constituting “Cause.”

“Client” means any client or prospective client of the Company to whom you provided services, or for whom you transacted business, or whose identity became known to you in connection with your relationship with or Employment by the Company.

“Competitive Enterprise” means a business enterprise that (i) engages in any activity, or (ii) owns or controls a significant interest in any entity that engages in any activity that, in either case, competes anywhere with any activity in which the Company is engaged. The activities covered by the previous sentence include, without limitation, all insurance and re-insurance and insurance and re-insurance-related activities, asset management, financial product activities (including, without limitation, derivative activities) and financial services in the United States and abroad.

“Disability” means “permanent disability” as defined in the American International Group Long - Term Insurance Policy (in which Transatlantic Holdings, Inc. & its subsidiaries participate) as in effect on the Date of Grant.

“Retirement” means voluntary retirement at or after age 65.

“Solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.